Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Prospectus constituting a part of this Registration Statement on Form S-1/A (Registration No. 333-236398) to be filed on or about April 20, 2021 of our report dated April 19, 2021, relating to the financial statements of Desert Hawk Gold Corp. (“Company”) for the years ended December 31, 2020 and 2019.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Assure CPA, LLC (formerly DeCoria, Maichel & Teague, P.S.)

Assure CPA, LLC

Spokane, Washington

April 20, 2021